UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

SERES THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37465	27-4326290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Cambridgepark Drive
Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-9626

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MCRB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment of Asset Purchase Agreement

On June 2, 2026, Seres Therapeutics, Inc. (the “Company”) entered into Amendment No. 1 (the “APA Amendment”) to the Asset Purchase Agreement, dated as of August 5, 2024 (as previously amended by that certain Letter Agreement, dated September 30, 2024 and that certain Letter Agreement, dated December 31, 2024, the “Purchase Agreement”), by and between the Company and Société des Produits Nestlé S.A., a société anonyme organized under the laws of Switzerland (“SPN”).

Pursuant to the Purchase Agreement, SPN agreed to pay the Company certain one-time contingent milestone payments during the Milestone Period (as defined in the Purchase Agreement) if and following the first time that the worldwide annual net sales of the Product (as defined in the Purchase Agreement) reached the following thresholds: (i) a $125.0 million milestone payment upon the first calendar year in which annual worldwide net sales of the Product equal or exceed $400.0 million (the “Second Sales Milestone Payment”); and (ii) a $150.0 million milestone payment upon the first calendar year in which annual worldwide net sales of the Product equal or exceed $750.0 million (the “Third Sales Milestone Payment”). Pursuant to the Purchase Agreement, the Prepaid Milestone (as defined in the Purchase Agreement) accrued interest during the Milestone Period (as defined in the Purchase Agreement), which would reduce the Second Milestone Payment to Seres if and when it became payable (the “Milestone Interest Payments”).

Pursuant to the APA Amendment, the parties agreed to terminate SPN’s obligations with respect to the Second Sales Milestone Payment, the Third Sales Milestone Payment and eliminate the Milestone Interest Payments that would have been due from the Company to SPN. In consideration for the foregoing, SPN agreed to a one-time payment to the Company of $25.0 million (the “Milestone Termination Payment”), which amount is payable in two equal installments of $12.5 million, with the first installment payable on July 1, 2026 and the second installment payable on October 1, 2026.

The foregoing description of the APA Amendment does not purport to be complete and is qualified in its entirety by reference to the APA Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment of Lease

On June 4, 2026, the Company entered into the First Amendment to Lease (the “Lease Amendment”) with 101 CPD LLC (f/k/a HCP/King 101 CPD LLC), a Delaware limited liability company (the “Landlord”), which amends the Lease Agreement, dated September 22, 2021, by and between the Company and the Landlord (as amended, the “Lease”), pursuant to which the Company leases approximately 82,714 rentable square feet of office and laboratory space located at 101 CambridgePark Drive, Cambridge, Massachusetts (the “Existing Premises”).

The Lease Amendment provides for (i) effective as of April 30, 2026, the surrender by the Company to the Landlord of an aggregate area of approximately 45,832 rentable square feet of the Existing Premises (the “Early Termination Premises”), (ii) the revision of the expiration date of the term of the Lease with respect to the remaining 36,882 rentable square feet of the Existing Premises (the “Renewal Premises”) from March 31, 2033 to December 31, 2036, (iii) effective as of May 1, 2026, the reduction of the base rent the Company is obligated to pay the Landlord for the Renewal Premises to $79.70 per rentable square foot of the Renewal Premises per year, subject to an annual adjustment, resulting in an aggregate decrease of approximately $33.9 million in lease payments, (iv) a deferral of rent payments due monthly for the eight months from May 1, 2026 through December 31, 2026 to a lump sum payment due on January 4, 2027, and (v) a decrease in the Company’s share of operating costs and taxes for the building from 51.36% to 24.25% consistent with the decrease in square footage. As consideration for the Lease Amendment, the Company agreed to pay the following: (i) a $4.5 million termination fee for the Early Termination Premises payable on the execution of the Lease Amendment, and (ii) on or before January 4, 2027, a deferred payment of $5.2 million which may be issued either as an unconditional letter of credit or in cash, of which $2.0 million will satisfy Company’s rent obligations for the period from May 1, 2026 through December 31, 2026 and $3.2 million representing an additional termination payment. Further, the Company permitted the Landlord to draw the existing letter of credit (“Existing Letter of Credit”) held by Landlord under the Lease equal to $6.3 million. The Existing Letter of Credit is recorded as restricted cash on the Company’s balance sheets and, accordingly, is not considered in the Company’s cash runway projections.

The foregoing description of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the Lease Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 5, 2026, the Company issued a press release regarding the APA Amendment and the Lease Amendment, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Asset Purchase Agreement, dated June 2, 2026, by and between Seres Therapeutics, Inc. and Société des Produits Nestlé S.A.

10.2*	First Amendment to Lease, dated June 4, 2026, by and between Seres Therapeutics, Inc. and 101 CPD, LLC

99.1	Press Release, dated June 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date: June 5, 2026	By:	/s/ Thomas J. DesRosier
	Name:	Thomas J. DesRosier
	Title:	Executive Vice President and Chief Legal Officer